As filed with the Securities and Exchange Commission on March 27, 2009.

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	4011	52-1188014
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industries Classification Code Number)	(I.R.S. Employer Identification No.)
Three Commercial Place Norfolk, Virginia 23510-2191 (757) 629-2860
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
James A. Hixon, Esq. Norfolk Southern Corporation Three Commercial Place Norfolk, Virginia 23510-2191 (757) 629-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [   ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ X ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.75% Senior Notes due 2016...........	$500,000,000	100%	$500,000,000	$27,900

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

SUBJECT TO COMPLETION, DATED MARCH 27, 2009

PROSPECTUS

Offer to Exchange
$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2016
(CUSIP Nos. 655844 BA 5 and U65584 AL 5)
for
$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2016
(CUSIP No. [            ])
that have been registered under the Securities Act of 1933, as amended
The exchange offer will expire at 5:00 p.m.,
New York City time, on              , 2009, unless extended.

____________

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the "exchange offer"), to exchange up to $500,000,000 aggregate principal amount of our 5.75% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), which we refer to as the "exchange notes," for a like principal amount of our outstanding 5.75% Senior Notes due 2016, which we refer to as the "original notes."  The terms of the exchange offer are summarized below and are more fully described in this prospectus.

The terms of the exchange notes are substantially identical to the terms of the original notes in all material respects, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

We will accept for exchange any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on               , 2009, unless extended.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

We will not receive any proceeds from the exchange offer.

The exchange of original notes for exchange notes generally will not be a taxable event for U.S. federal income tax purposes.

The notes will not be listed on any securities exchange, quotation system or PORTAL.

____________

See "Risk Factors" beginning on page 8 to read about important factors you should consider before tendering your original notes.

____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________

The date of this prospectus is                , 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Incorporation of Certain Documents by Reference. iii

Where You Can Find More Information. iii

Summary. 1

Risk Factors. 8

The Exchange Offer 10

Use of Proceeds. 19

Selected Historical Consolidated Financial Statements. 19

Description of Notes. 21

Consequences of the Exchange Offer 32

Plan of Distribution. 33

Legal Matters. 34

Experts. 34

          This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the "SEC").  See "Where You Can Find More Information."  Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861

          In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

          No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such.  You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements that may be identified by the use of words like "believe," "expect," "anticipate" and "project."  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including:  domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; the operations of carriers with which the company interchanges traffic; acts of terrorism or war; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; results of litigation; changes in securities and capital markets; disruptions to the company's technology infrastructure, including computer systems; and natural events such as severe weather, hurricanes and floods.  For a discussion of significant risk factors applicable to the company, see Part I, Item 1A, "Risk Factors," and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus.  See "Incorporation of Certain Documents by Reference."  For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see "Risk Factors" beginning on page 8 of this prospectus.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  We undertake no obligation to update or revise forward-looking statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows certain issuers, including our company, to "incorporate by reference" information into a prospectus such as this one, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC, provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC on February 19, 2009 (the "Fiscal 2008 Form 10-K");
   Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March [   ], 2009;
  Current Reports on Form 8-K filed January 13, 2009, January 20, 2009, January 27, 2009, January 30, 2009, and March 24, 2009; and
  Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer expires or is otherwise terminated.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, prospectus and other information with the SEC.  You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov.  You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.  Information about our company is also available to the public from our website at http://www.nscorp.com.  The information on our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

          This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC.  Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861

          In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

SUMMARY

          The following is a summary of the more detailed information incorporated by reference into this prospectus.  It does not contain all of the information that may be important to you.  Before participating in the exchange offer, you should read this prospectus in its entirety and the documents to which we have referred you, especially the risks of participating in the exchange offer discussed under "Risk Factors," and the risks relating to our company which are set forth in Part I, Item 1A, "Risk Factors," and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference."  Except as otherwise indicated or unless the context otherwise requires, "Norfolk Southern Corporation," "Norfolk Southern," "NS," "we," "us," "our" and "our company" refer to Norfolk Southern Corporation and its Subsidiaries.

Our Company

          We are a Norfolk, Virginia based corporation that controls a major freight railroad, Norfolk Southern Railway Company.  Norfolk Southern Railway Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States.  We also transport overseas freight through several Atlantic and Gulf Coast ports.  We provide comprehensive logistics services and offer the most extensive intermodal network in the eastern half of the United States.  Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "NSC."

          We were incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia.  On June l, 1982, we acquired control of two major operating railroads, Norfolk and Western Railway Company, or NW, and Southern Railway Company, or Southern, in accordance with an Agreement of Merger and Reorganization dated as of July 31, 1980, and with the approval of the transaction by the Interstate Commerce Commission (now the Surface Transportation Board, or STB).  Effective December 31, 1990, we transferred all the common stock of NW to Southern, and Southern's name was changed to Norfolk Southern Railway Company.  Effective September 1, 1998, NW was merged with and into Norfolk Southern Railway, which we refer to in this prospectus as "Norfolk Southern Railway" or "NSR."  As of [                ], 2009, all the common stock of Norfolk Southern Railway was owned directly by us.

          Through a limited liability company, we, along with CSX Corporation, or CSX, jointly own Conrail Inc., or Conrail, whose primary subsidiary is Consolidated Rail Corporation, or CRC.  We have a 58% economic and 50% voting interest in the jointly owned entity, and CSX has the remainder of the economic and voting interests.  CRC owns and operates certain properties for the joint and exclusive benefit of NSR and CSX Transportation Inc.

           Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600.

Summary of the Exchange Offer

          On January 15, 2009, we completed the private placement of $500,000,000 aggregate principal amount of 5.75% senior notes due 2016.  As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes, dated as of January 15, 2009, in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the original notes.  Below is a summary of the exchange offer.

Securities offered.............................................

Up to $500,000,000 aggregate principal amount of new 5.75% senior notes due 2016, that have been registered under the Securities Act.  The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

The exchange offer..........................................

We are offering to exchange up to $500,000,000 principal amount of our 5.75% senior notes due 2016 that have been registered under the Securities Act for a like principal amount of the original notes outstanding.  You may tender original notes only in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.  We will issue exchange notes as soon as practicable after the expiration of the exchange offer.  In order to be exchanged, an original note must be properly tendered and accepted.  All original notes that are validly tendered and not withdrawn will be exchanged.  As of the date of this prospectus, there is $500,000,000 aggregate principal amount of original notes outstanding.  The $500,000,000 aggregate principal amount of our original 5.75% senior notes due 2016 were offered under an indenture dated January 15, 2009.

Expiration date; Tenders................................

The exchange offer will expire at 5:00 p.m., New York City time, on              , 2009, unless we extend the exchange offer in our sole and absolute discretion.  By tendering your original notes, you represent that:

you are neither our "affiliate" (as defined in Rule 405 under the Securities Act) nor a broker-dealer tendering notes acquired directly from us for your own account;
any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of business;

at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the original notes or the exchange notes in violation of the Securities Act;

if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the original notes or the exchange notes; and

if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for the original notes that you acquired as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the exchange notes that you receive.  For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Accrued interest on the exchange notes and original notes.......................................

The exchange notes will bear interest from January 15, 2009.  If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes.  Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the exchange offer..................

The exchange offer is subject to customary conditions.  We may assert or waive these conditions in our sole discretion.  If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes.  See "The Exchange Offer-Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.

Procedures for tendering original notes.............................................................	Except as described in the section titled "The Exchange Offer-Guaranteed Delivery Procedures," a tendering holder must, on or prior to the expiration date:

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus.  See "The Exchange Offer-Procedures for Tendering."

Special procedures for beneficial holders.........................................................

If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf.  See "The Exchange Offer-Procedures for Tendering."

Guaranteed delivery procedures...................

If you wish to tender your original notes and you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes by following the guaranteed delivery procedures under the heading "The Exchange Offer-Guaranteed Delivery Procedures."

Withdrawal rights............................................	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.
Acceptance of original notes and delivery of exchange notes.......................

Subject to the conditions stated in the section "The Exchange Offer-Conditions to the Exchange Offer" of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.  The exchange notes will be delivered as soon as practicable after the expiration date.  See "The Exchange Offer-Terms of the Exchange Offer."

Material U.S. federal tax consequences..............................................	Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.
Regulatory requirements................................

Following the effectiveness of the registration statement covering the exchange offer with the SEC, no other material federal regulatory requirement must be complied with in connection with this exchange offer.

Exchange agent................................................

U.S. Bank Trust National Association is serving as exchange agent in connection with the exchange offer.  The address and telephone number of the exchange agent are listed under the heading "The Exchange Offer-Exchange Agent."

Use of proceeds...............................................

We will not receive any proceeds from the issuance of exchange notes in the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Resales..............................................................

Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

you are acquiring the exchange notes in the ordinary course of your business;
you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and
you are neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for your own account.
If you are an affiliate of ours and are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:
you cannot rely on the applicable interpretations of the staff of the SEC; and
you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling note holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any original notes directly from us:

may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co.  Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

must also be named as a selling note holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the original notes directly from us.
Consequences of not exchanging original notes...............................................

If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes.  In general, you may offer or sell your original notes only:

if they are registered under the Securities Act and applicable state securities laws;
if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or
if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will retain no rights under the registration rights agreement.

We currently do not intend to register the original notes under the Securities Act.  Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders.  For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see "The Exchange Offer-Consequences of Exchanging or Failing to Exchange the Original Notes" and "The Exchange Offer-Registration Rights Agreement."

Risk factors.......................................................

See Part I, Item 1A, "Risk Factors," and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus.  See "Incorporation of Certain Documents by Reference."  For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see "Risk Factors" beginning on page 8 of this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Summary of the Terms of the Exchange Notes

          The following is a summary of the terms of the exchange notes.  The form and terms of the exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.  The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture.  When we refer to the terms "note" or "notes" in this prospectus, we are referring to the original notes and the exchange notes.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  For a more detailed description of the terms and conditions of the exchange notes, see the section of this prospectus entitled "Description of Notes."

Issuer................................................................................	Norfolk Southern Corporation.

Securities offered............................................................	$500,000,000 aggregate principal amount of 5.75% senior notes due 2016.

Maturity...........................................................................	January 15, 2016.

Interest.............................................................................

Interest will accrue on the notes at the rate of 5.75% per annum,

and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2009.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking............................................................................	The notes will be unsecured obligations of Norfolk Southern and will rank on parity with each other and with all of our other unsecured and unsubordinated indebtedness.

Optional Redemption.....................................................

We may redeem some or all of the notes, in whole or in part, at any time, from time to time, at the redemption prices set forth in the indenture, as summarized in this prospectus.  See "Description of Notes-Optional Redemption."

Change of Control Repurchase Event.........................

Upon the occurrence of a Change of Control Repurchase Event (as defined herein), each holder of notes may require us to repurchase all or a portion of such holder's notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest to the repurchase date.  See "Description of Notes-Change of Control Repurchase Event."

Certain covenants...........................................................	The indenture governing the notes will contain covenants that, among other things, will limit our ability to consolidate, merge or transfer all or substantially all of our assets.

RISK FACTORS

          Before making any investment decision, including whether to participate in the exchange offer, you should carefully consider the risk factors below as well as the risk factors discussed in Part I, Item 1A, "Risk Factors," and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference."  Based on the information currently known to us, we believe that the following information identifies the most significant risk factors relating to the exchange notes and affecting the exchange offer.  However, the risks and uncertainties are not limited to those set forth in the risk factors described below.  Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the following risk factors may also adversely affect our business.  In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to the Exchange Notes

There is no current public market for the exchange notes, and a market may not develop.

          The exchange notes are a new issue of securities for which there is currently no public trading market.  We cannot guarantee:

the liquidity of any market that may develop for the exchange notes;

your ability to sell the exchange notes; or

the price at which you might be able to sell the exchange notes.

          Liquidity of any market for the exchange notes and future trading prices of the exchange notes will depend on many factors, including:

prevailing interest rates;

our operating results; and

the market for similar securities.

          The initial purchasers have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and may cease any market-making at any time without notice.  We do not intend to apply for listing of any of the exchange notes on any securities exchange or for inclusion of any of the exchange notes in any automated quotation system.  As a result, it may be difficult for you to find a buyer for the exchange notes at the time you want to sell them and, even if you find a buyer, you might not receive the price you want.

Risks Relating to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

          If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions.  The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws.  We do not anticipate that we will register the original notes under the Securities Act.  After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive.  Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes of such series outstanding.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

          If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

          In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer.  Our obligation to make this prospectus available to broker-dealers is limited.  We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

          Noteholders are responsible for complying with all exchange offer procedures.  The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure.  Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

          When we completed the sale of the original notes on January 15, 2009, we entered into a registration rights agreement with the initial purchasers of the original notes.  Under the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer within 180 days of the issue date of the original notes.  We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC within 270 days of the issue date of the original notes and to consummate this exchange offer within 30 days after the registration statement is declared effective.  The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements.  See "-Registration Rights Agreement" below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

          The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.  A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on January 20, 2009, and is available from us upon request.  See "Where You Can Find More Information."

Terms of the Exchange Offer

          Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below.  As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on               , 2009.  However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer.

          As of the date of this prospectus, $500,000,000 aggregate principal amount of the original notes is outstanding.  The original notes were offered under an indenture dated January 15, 2009.  This prospectus, together with the letter of transmittal, is first being sent on or about                 , 2009, to all holders of original notes known to us.  Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under "-Conditions to the Exchange Offer."  We reserve the right to extend the period of time during which the exchange offer is open.  In the event of any such extension, we would delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below.  During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.  Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

          Original notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

          We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-Conditions to the Exchange Offer."  We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable.  Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

          Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

          Except as described below, a tendering holder must, on or prior to the expiration date:

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank Trust National Association, as the exchange agent, at the address listed below under the heading "-Exchange Agent;" or if original notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "-Exchange Agent."

          In addition:

the exchange agent must receive, on or before the expiration date, certificates for the original notes, if any;

the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent's account at The Depository Trust Company, or DTC, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

the holder must comply with the guaranteed delivery procedures described below.

          The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

          The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk.  If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested.  In all cases, you should allow sufficient time to assure timely delivery.  You should not send letters of transmittal or original notes to us.

          If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf.  Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's account.

          Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

by a registered holder of the original notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

for the account of an "eligible institution."

          If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

          We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange.  This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders.  These determinations will be final and binding.

          We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel's judgment, be unlawful.  We also reserve the right to waive any conditions of the exchange offer as applicable to all original notes prior to the expiration date.  We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note prior to the expiration date.  Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time.  Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes.  Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

          If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution.  The original notes must be endorsed or accompanied by appropriate powers of attorney.  In either case, the original notes must be signed exactly as the name of any registered holder appears on the original notes.

          If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing.  Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

          By tendering, each holder will represent to us that, among other things:

the holder is not an affiliate of ours (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering notes acquired directly from us for its own account;

the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

          In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

          However, any purchaser of original notes who is either our "affiliate" (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired original notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes: (1) will not be able to rely on the interpretation by the staff of the SEC set forth in the applicable no-action letters; (2) will not be able to tender its original notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

          Each broker or dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.  However, a broker-dealer may be a statutory underwriter.  See "Plan of Distribution."

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

          Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions.  We will issue the exchange notes as soon as practicable after acceptance of the original notes.  See "-Conditions to the Exchange Offer" below.  For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

          For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note.  The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes.  Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid.  Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer.  Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

          In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent's account at the book-entry transfer facility;

a properly completed and duly executed letter of transmittal; and

all other required documents.

         Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes.  In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly.

Book-Entry Transfer

          The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.  Any financial institution that is a participant in DTC's systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer.  This participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below.  DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer.  The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.  Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC.  However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

be transmitted to and received by the exchange agent at the address listed below under "-Exchange Agent" on or prior to the expiration date; or

comply with the guaranteed delivery procedures described below.

Exchanging Book-Entry Notes

          The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender original notes.  Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer.  However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal.  The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

          If a registered holder of original notes desires to tender the original notes, and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

the tender is made through an eligible institution;

prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery;

                     (1)           stating the name and address of the holder of original notes and the amount of original notes tendered;

                     (2)           stating that the tender is being made; and

                     (3)           guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

          Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

          For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "-Exchange Agent" before 5:00 p.m., New York City time, on the expiration date.  Any notice of withdrawal must:

specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

contain a statement that the holder is withdrawing his election to have the original notes exchanged;

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

specify the name in which the original notes are registered, if different from that of the depositor.

          If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution.  We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.  Any original notes so withdrawn will be deemed not to have been validly tendered for exchange.  No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered.  Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder.  In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes.  Properly withdrawn original notes may be re-tendered by following the procedures described under " - Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

          Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer;

a change in applicable law prohibits the consummation of such exchange offer; or

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our Subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and about which change or development we make a public announcement.

          All conditions will be deemed satisfied or waived prior to the expiration date, unless we assert them prior to the expiration date.  The foregoing conditions to the exchange offer are for our sole benefit and we may prior to the expiration date assert them regardless of the circumstances giving rise to any of these conditions, or we may prior to the expiration date waive them in whole or in part in our discretion.  If we do so, the exchange offer will remain open for at least 5 business days following any waiver of the preceding conditions.  Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

          In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part.  We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

          We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer.  You should direct all executed letters of transmittal to the exchange agent at the address indicated below.  You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

Delivery To:

U.S. Bank Trust National Association

By Hand, Registered or Certified Mail, or Overnight Courier:

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS-2N
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance

For Information Call:
(800) 934-6802

By Facsimile Transmission
(for eligible Institutions only):

Attn: Specialized Finance
(651) 495-8158

Confirm by Telephone:
(800) 934-6802

          All other questions should be addressed to Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-2191, Attention: Investor Relations.  If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

          We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.  The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by us.  We estimate these expenses in the aggregate to be approximately $25,000.

Transfer Taxes

          We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

          Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.  In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

          Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below.  However, any purchaser of exchange notes who is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

will not be able to rely on the interpretation of the SEC's staff;

will not be able to tender its original notes in the exchange offer; and

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.  See "Plan of Distribution."

          We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

          The following description is a summary of the material provisions of the registration rights agreement.  It does not restate that agreement in its entirety.  We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes.  A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on January 20, 2009 and is available from us upon request.  See "Where You Can Find More Information."

          On January 15, 2009, we and the initial purchasers of the original notes entered into the registration rights agreement.  Pursuant to the registration rights agreement, we agreed to file with the SEC a registration statement, or Exchange Offer Registration Statement, with respect to the exchange notes.  Upon the effectiveness of this Exchange Offer Registration Statement, we will offer to the holders of the original notes pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

          If either: (1) we are not required to file this Exchange Offer Registration Statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or (2) any holder of original notes notifies us prior to the 20th business day following consummation of the exchange offer that: (i) it is prohibited by law or SEC policy from participating in the exchange offer, (ii) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the  Exchange Offer Registration Statement is not appropriate or available for such resales, or (iii) it is a broker-dealer and owns original notes acquired directly from us or an affiliate of ours; then we will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the original notes by the holders of the original notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

          We agreed to file an Exchange Offer Registration Statement with the SEC within 180 days of the issue date of the original notes and use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 270 days after the issue date of the original notes.  Unless the exchange offer would not be permitted by applicable law or SEC policy, we will (a) commence the exchange offer, and (b) use all commercially reasonable efforts to issue on or prior to 30 days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the SEC, exchange notes in exchange for all original notes tendered prior thereto in the exchange offer. If obligated to file the Shelf Registration Statement, we will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

          We will pay additional interest to each holder of original notes if: (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (3) we fail to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of original notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default").

          With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of original notes.  The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum of the principal amount of original notes.

          All accrued additional interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.  Following the cure of all Registration Defaults, the accrual of additional interest will cease.

          Holders of the original notes will be required to make certain representations to us in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their original notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above.  By acquiring original notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement, including the registration statement of which this prospectus forms a part.  Holders of original notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

USE OF PROCEEDS

          We will not receive any proceeds from the exchange offer.  In consideration for issuing exchange notes, we will receive in exchange original notes of like principal amount.  The original notes surrendered in exchange for exchange notes will be retired and canceled.

SELECTED HISTORICAL CONSOLIDATED

FINANCIAL STATEMENTS

          The following table presents our selected historical consolidated financial data.  The consolidated statement of income data for each of the years in the three-year period ended December 31, 2008 and the consolidated balance sheet data as of December 31, 2008 and 2007 have been derived from our audited consolidated financial statements incorporated by reference herein.  The consolidated statement of income data for the years ended December 31, 2005 and 2004 and the consolidated balance sheet data as of December 31, 2006, 2005 and 2004 have been derived from the audited consolidated financial statements not included or incorporated by reference herein.

          The selected historical consolidated financial data presented below should be read in conjunction with our audited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference." Our audited consolidated financial information may not be indicative of our future performance.

	As of or For the Year Ended December 31,
	2008	2007	2006	2005(1)	2004(2)
	($ in millions, except share, per share, stockholder and employee amounts)
Results of operations:
Railway operating revenues..........	$ 10,661	$ 9,432	$ 9,407	$ 8,527	$ 7,312
Railway operating expenses..........	7,577	6,847	6,850	6,410	5,610
Income from railway operations...	3,084	2,585	2,557	2,117	1,702
Other income - net........................	110	93	149	74	76
Interest expense on debt................	444	441	476	494	489
Income before income taxes...........	2,750	2,237	2,230	1,697	1,289
Provision for income taxes............	1,034	773	749	416	379
Net income....................................	$ 1,716	$ 1,464	$ 1,481	$ 1,281	$ 910

Per share data:
Net income - basic........................	$ 4.60	$ 3.74	$ 3.63	$ 3.17	$ 2.31
- diluted......................	$ 4.52	$ 3.68	$ 3.57	$ 3.11	$ 2.28
Dividends......................................	$ 1.22	$ 0.96	$ 0.68	$ 0.48	$ 0.36
Stockholders' equity at end of period......................................	$ 26.23	$ 25.64	$ 24.19	$ 22.63	$ 19.92

Financial position:
Total assets...................................	$ 26,297	$ 26,144	$ 26,028	$ 25,859	$ 24,748
Total long-term debt, including current maturities....................	$ 6,667	$ 6,368	$ 6,600	$ 6,930	$ 7,525
Stockholders' equity......................	$ 9,607	$ 9,727	$ 9,615	$ 9,276	$ 7,977

Other:
Capital expenditures......................	$ 1,558	$ 1,341	$ 1,178	$ 1,025	$ 1,041
Average number of shares outstanding (thousands)..........	372,276	389,626	405,988	404,170	394,201
Number of stockholders at end of period......................................	35,466	36,955	38,900	48,180	51,032
Average number of employees:
Rail..........................................	30,241	30,336	30,079	29,851	28,057
Nonrail....................................	468	470	462	443	418
Total.............................................	30,709	30,806	30,541	30,294	28,475

____________

(1)     2005 provision for income taxes includes a $96 million benefit related to the reduction of our deferred income tax liabilities resulting from tax legislation enacted by Ohio. This benefit increased net income by $96 million, or 23 cents per diluted share.

(2)     2004 other income - net includes a $40 million net gain from the Conrail Corporate Reorganization. This gain increased net income by $40 million or 10 cents per diluted share.

 DESCRIPTION OF NOTES

          The exchange notes will be issued under the indenture, dated as of January 15, 2009, between us and U.S. Bank Trust National Association, as trustee (the "Trustee").  The indenture contains provisions that define your rights under the exchange notes and governs our obligations under the exchange notes.  The indenture provides for the issuance of the exchange notes and sets forth the duties of the Trustee.  The following description is only a summary of certain provisions of the indenture and the exchange notes, and is qualified in its entirety by reference to the provisions of the indenture and the exchange notes, including the definitions therein of certain terms.  The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.  A copy of the indenture has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on January 20, 2009 and is available from us upon request.  See "Where You Can Find More Information."  We urge you to read the indenture (including the form of the exchange note) because it, and not this description, defines your rights as a holder of exchange notes.  Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture.

          The registered holder of an exchange note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the indenture.

General

          The exchange notes will initially be limited to $500,000,000 aggregate principal amount unless we "reopen" the issue of the exchange notes by issuing additional exchange notes of the series.  The exchange notes will bear interest at the applicable annual rates stated on the cover page of this prospectus.  Interest will be payable semi-annually on January 15 and July 15 of each year, beginning July 15, 2009.  Interest on the exchange notes will accrue from January 15, 2009, or from the most recent date to which interest has been paid or provided for, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the exchange notes will be paid to holders of record on the January 1 or July 1 immediately before the interest payment date.  If any interest payment date, redemption date or a maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be.  "Business Day" means any day, other than a Saturday, a Sunday or a legal holiday in the City of New York, on which banking institutions are authorized or required by law, regulation or executive order to close.

          Interest and principal will be payable in U.S. dollars at the Trustee's New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005.  The exchange notes will mature on January 15, 2016.  The exchange notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  There will be no sinking fund payments for the exchange notes.

Ranking

          The exchange notes will be unsecured obligations of Norfolk Southern and will rank on parity with each other and with all other unsecured and unsubordinated indebtedness of Norfolk Southern.

Optional Redemption

          The exchange notes will be redeemable as a whole or in part, at the option of the company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest thereon to, but not including, the date of redemption.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the exchange notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such exchange notes.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the company.

          "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

          "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC and one other broker-dealer appointed by the company or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in the United States of America (a "Primary Treasury Dealer"), the company shall substitute therefor another Primary Treasury Dealer.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed.

          Unless the company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the exchange notes or portions thereof called for redemption.

Change of Control Repurchase Event

          If a Change of Control Repurchase Event occurs with respect to the exchange notes, unless the company has exercised its right to redeem the exchange notes as described above, the company will make an offer to each holder of the exchange notes to repurchase all or any part (in integral multiples of $1,000) of that holder's exchange notes at a repurchase price (the "repurchase price") in cash equal to 101% of the aggregate principal amount of such exchange notes repurchased plus any accrued and unpaid interest on the exchange notes repurchased to, but not including, the repurchase date.  Within 30 days following a Change of Control Repurchase Event or, at the company's option, prior to a Change of Control, but after the public announcement of such Change of Control, the company will mail, or cause to be mailed, a notice to each holder of the exchange notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the exchange notes on the payment date specified in the notice (such offer the "repurchase offer" and such date the "repurchase date"), which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.  The company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the exchange notes, the company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the exchange notes by virtue of such conflict.

          On the repurchase date following a Change of Control Repurchase Event, the company will, to the extent lawful:

          (1)   accept for payment all exchange notes or portions of exchange notes properly tendered pursuant to the repurchase offer;

          (2)   deposit with the Trustee or with such paying agent as the Trustee may designate an amount equal to the aggregate repurchase price for all exchange notes or portions of exchange notes properly tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee the exchange notes properly accepted, together with an Officers' Certificate stating the aggregate principal amount of exchange notes being repurchased by the company pursuant to the repurchase offer and that all conditions precedent to the repurchase by the company of exchange notes pursuant to the repurchase offer have been complied with.

          The Trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of exchange notes, or portions of exchange notes, properly tendered the repurchase price for such exchange notes, or portions of exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any exchange notes surrendered, as applicable; provided that each new note will be in a principal amount of an integral multiple of $1,000.

          The company will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the company and such third party purchases all exchange notes or portions of exchange notes properly tendered and not withdrawn under its offer.

          For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

          "Below Investment Grade Ratings Event" means, with respect to the exchange notes, on any day within the 60-day period (which period shall be extended so long as the rating of the exchange notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the company to effect a Change of Control, the exchange notes are rated below investment grade by each and every Rating Agency.  Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the company's request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

           "Change of Control" means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the company's voting stock or other voting stock into which the company's voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

          "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the exchange notes.

          "Investment Grade" means, with respect to Moody's, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody's); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating agencies selected by the company, the equivalent investment grade credit rating.

          "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

          "Rating Agency" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the exchange notes or fails to make a rating of the exchange notes publicly available for reasons outside of the company's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the company (as certified by a Board Resolution) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Voting Stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

          The Change of Control Repurchase Event provisions of the exchange notes may in certain circumstances make more difficult or discourage a sale or takeover of the company and, thus, the removal of incumbent management.  We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the exchange notes.

          If we experience a Change of Control Repurchase Event, the company may not have sufficient financial resources available to satisfy our obligations to repurchase all exchange notes or portions of exchange notes properly tendered.  Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the exchange notes.  Our failure to repurchase the exchange notes as required under the indenture governing the exchange notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the exchange notes.

Covenants

          The indenture will contain the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the exchange notes offered hereby are outstanding.

          Limitation on Liens on Stock or Indebtedness of Principal Subsidiary.  The company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the exchange notes) of the company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding exchange notes are secured on an equal and ratable basis with the obligations so secured.  This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary.  This provision does not restrict any other property of the company or its Subsidiaries.  "Obligation" is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.  "Purchase Money Lien" is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the company or any Subsidiary of the Company acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.  "Principal Subsidiary" is defined as NSR.  "Subsidiary" is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the company or one or more Subsidiaries.  The indenture does not prohibit the sale by the company or any Subsidiary of any stock or indebtedness of any Subsidiary.

          Limitations on Funded Debt.  The indenture provides that the company will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

          The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

               1.        Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

               2.        Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the company or any Restricted Subsidiary;

               3.        Liens on real or physical property thereafter acquired (or constructed) by the company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

               4.        Liens in favor of the company or any Restricted Subsidiary;

               5.        Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

               6.        Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

               7.        Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

               8.        Liens incurred (no matter when created) in connection with the company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the company or such Restricted Subsidiary;

               9.        Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the company or any Restricted Subsidiary with respect to which the company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the company and its Restricted Subsidiaries;

               10.     Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

               11.     Liens incurred (no matter when created) in connection with a Securitization Transaction;

               12.     Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

               13.     Liens on deposits of the company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the company or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or

               14.     any extension, renewal, refunding or replacement of the foregoing.

          The definitions set forth below apply only to the foregoing limitations on Funded Debt.

          "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the company and Restricted Subsidiaries as at the end of the fiscal quarter of the company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the company and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

          "Funded Debt" means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the indenture) of a Restricted Subsidiary.

          "Indebtedness" means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

          "Intangible Assets" means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the company and the Restricted Subsidiaries as at the end of the fiscal quarter of the company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

          "Liens" means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.

          "Receivables" mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the company or any Subsidiary of the company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

          "Restricted Subsidiary" means each Subsidiary of the company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

          "Securitization Subsidiary" means a Subsidiary of the company (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

          "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Reports

          Whether or not required by the rules and regulations of the SEC, so long as any exchange notes are outstanding, we will furnish to the holders of then outstanding exchange notes or cause the Trustee to furnish to the holders of then outstanding exchange notes, within 15 days of the time periods specified in the SEC's rules and regulations, all current, quarterly and annual reports that would be required to be filed with the SEC on Forms 8-K, 10-Q and 10-K if we were required to file such reports, provided that such reports shall be deemed to have been delivered to the holders on the date that such information has been posted on the company's website on the Internet at http://www.nscorp.com or is available on the website of the SEC at http://www.sec.gov. The information on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

          All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants.  In addition, we will file a copy of each of the reports referred to above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).

          If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, we will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.  We will not take any action for the purpose of causing the SEC not to accept any such filings.

          In addition, for so long as any exchange notes remain outstanding, we agree to make available to all holders of such exchange notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

          Under the indenture, an "event of default" includes the following:

failure to pay any principal or premium, if any, when due;

failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

failure to perform any covenant in the indenture, and the failure continues for 90 days;

acceleration of any of our indebtedness (or any "significant subsidiary" of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000; and

certain events of bankruptcy, insolvency or reorganization.

          If an event of default occurs and is continuing, either the Trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding debt securities affected by the default, may notify us (and the Trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately.  However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities may be able to rescind and annul this declaration for accelerated payment.  We will furnish the Trustee with an annual statement that describes how we have performed its obligations under the indenture, and that specifies any defaults that may have occurred.

Satisfaction and Discharge of Indenture

          We may terminate our obligations with respect to a series of debt securities under the indenture if:

all the outstanding debt securities have been delivered to the Trustee for cancellation;

we have paid all sums it is required to pay under the respective indenture; or

we deposit with the Trustee sufficient funds, or the equivalent thereof, to cover payments due under the indenture.

          As a condition to defeasance, we must deliver to the Trustee an opinion of counsel to the effect that (i) the holders will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of our defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if our defeasance had not occurred.  In the event of defeasance, holders of debt securities must look to the funds we have deposited with the Trustee to cover payments due under the indenture.

Modification and Waiver

          We and the Trustee may modify or amend the indenture by obtaining the written consent of the individuals who hold at least a majority, in aggregate principal amount, of the outstanding debt securities of each series that is affected.  However, certain changes can be made only with the consent of each holder of an outstanding series of debt securities.  For example, each holder must consent to changes in:

the stated maturity date;

the principal, premium, or interest payments, if any;

the place or currency of any payment;

the rights of holders to enforce payment; or

the percentage of outstanding debt securities of any series, if the consent of the holders of those debt securities is needed to modify, amend or waive certain provisions of the indenture.

          The holders of a majority, in aggregate principal amount, of the outstanding debt securities of any series can consent, on behalf of the holders of the entire series, to waive certain provisions of the indenture.  In addition, these holders also can consent to waive any past default under the indenture, except:

a default in any payments due; and

a default on an indenture provision that can be modified or amended only with the consent of each holder of an outstanding debt security.

Consolidation, Merger and Sale of Assets

          We cannot merge with, or sell, transfer or lease substantially all of our assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the indenture, unless:

the successor corporation is organized and existing under the laws of the United States and assumes our obligations under the respective indenture;

after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

the successor corporation executes a supplemental indenture that assumes the obligations of the related indenture, satisfies the Trustee, and provides the necessary opinions and certificates.

          Since we are a holding company, if one of our Subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, the rights of our creditors and of the holders of debt securities to participate in such subsidiary's distribution of assets will be subject to the prior claims of such subsidiary's creditors, except to the extent that we may be a creditor with prior claims enforceable against such subsidiary.

Book-Entry System; Delivery and Form of Exchange Notes

          The exchange notes will only be issued in fully registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  No exchange notes will be issued in bearer form.  The exchange notes sold in this offering will be issued only against payment in immediately available funds.

          The exchange notes initially will be represented by a single global exchange note.  Such global exchange note will be deposited upon issuance with, or on behalf of, DTC, and registered in the name of a nominee of DTC.

          The Global Exchange Note.  We expect that pursuant to procedures established by DTC:

upon the issuance of the global exchange note, DTC or its custodian will credit, on its internal book-entry and registration and transfer system, the principal amount of notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary; and

ownership of beneficial interests in the global exchange note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

          Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global exchange note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

          So long as DTC, or its nominee, is the registered owner or holder of a global exchange note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global exchange note for all purposes under the indenture governing the exchange notes.  Except as set forth below, owners of beneficial interests in a global exchange note will not be entitled to have exchange notes represented by such global exchange note registered in their names, will not receive or be entitled to receive physical delivery of such exchange notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.  Accordingly, each person owning a beneficial interest in a global exchange note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global exchange note desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.  No beneficial owner of an interest in the global exchange note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

          Payments of the principal of, premium (if any) and interest on the global exchange note will be made to DTC or its nominee, as the case may be, as the registered owner thereof.  None of us, the Trustee or any other agent of Norfolk Southern or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global exchange note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

          We expect that DTC or its nominee, upon receipt of any payment of principal, premium (if any) or interest in respect of the global exchange note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange note as shown on the records of DTC or its nominee.  We also expect that payments by participants to owners of beneficial interests in the global exchange note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds.

          DTC has advised us that it will take action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global exchange note are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction.

          DTC is a limited purpose trust company organized under the banking law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  DTC's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC.  Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global exchange note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time.  Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          Certificated Securities.  If DTC is at any time unwilling or unable to continue as a depositary for the global exchange note and we do not appoint a successor depositary as a clearing agency under the Exchange Act within 90 days, we will issues exchange notes in definitive form in exchange for the global exchange note, which certificates will bear the legend referred to under "Notice to Investors."  Any exchange notes issued in definitive form in exchange for the global exchange note will be registered in such name or names, and will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee.  It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global exchange note.

Same-Day Settlement and Payment

          Initial settlement for the exchange notes will be made in immediately available funds.  All payments of principal and interest in respect of the exchange notes will be made by us in immediately available funds.

          The exchange notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the exchange notes will settle in immediately available funds.  No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the exchange notes.

Further Issues

          We may from time to time, without notice to or the consent of the registered holders of the exchange notes, create and issue further notes ranking pari passu with the exchange notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further exchange notes may be consolidated and form a single series with the exchange notes and have the same terms as to status, redemption or otherwise as the exchange notes.

Concerning the Trustee

          U.S. Bank Trust National Association will be the Trustee and will act as the security registrar and paying agent for the exchange notes.

          The holders of a majority, in aggregate principal amount, of the exchange notes will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee, subject to certain exceptions.  The indenture will provide that if an event of default occurs (and is not cured) with respect to the exchange notes, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person's own affairs.  Subject to this standard, the Trustee will not be obligated to exercise any of its powers under the indenture at the request of a exchange notes holder, unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the indenture.

Governing Law

          The indenture and the exchange notes will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

Additional Information

          Anyone who receives this prospectus may obtain a copy of the indenture (including the form of exchange note) and registration rights agreement without charge by writing to Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-2191, Attention: Investor Relations.

CONSEQUENCES OF THE EXCHANGE OFFER

MATERIAL U.S. FEDERAL INCOME TAX

          The following is a summary of the material U.S. federal income tax consequences to a holder who purchased original notes in the initial offering at the issue price relating to the exchange of original notes for exchange notes pursuant to the exchange offer.  This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect.  This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as original notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the original notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.  In addition, this summary does not address any state, local, or non-U.S. tax considerations.  Each prospective investor is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the acquisition, ownership, and disposition of the exchange notes.

          An exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.  Consequently, a holder of original notes generally will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging original notes for exchange notes pursuant to the exchange offer.  The holding period of the exchange notes generally will be the same as the holding period of the original notes and the tax basis in the exchange notes generally will be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

          Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities.  We have agreed that we will make available as promptly as practicable a copy of this prospectus, as it may be amended or supplemented, to any holder or any broker-dealer for use in connection with any such resale, together with an appropriate letter of transmittal and related documents.  Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

          Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances.  For example, we may suspend the use of this prospectus if:

the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

the suspension is required by law; or

an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

          We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices.  Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes.  Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          We will not receive any proceeds from the issuance of exchange notes in the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

          Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by William A. Galanko, Esq. (or other senior general counsel as may be designated by us).  Mr. Galanko, in his capacity as Vice President - Law, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees.  As of                 , 2009, Mr. Galanko beneficially owns          shares of our common stock and has current exercisable options to purchase         shares of our common stock.  Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.  Skadden, Arps, Slate, Meagher & Flom LLP may rely as to certain matters of Virginia law on the opinion of William A. Galanko, Esq., Vice President - Law for us (or such other senior corporate counsel as may be designated by us).

EXPERTS

          The consolidated financial statements and schedule of Norfolk Southern Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2008 consolidated financial statements and schedule refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007, and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006.

NORFOLK SOUTHERN CORPORATION

Offer to Exchange
$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2016
(CUSIP Nos. 655844 BA 5 and U65584 AL5)
for
$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2016
(CUSIP No. [              ])
that have been registered under the Securities Act of 1933, as amended

_________________________

PROSPECTUS

                  , 2009

_________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

          The Virginia Stock Corporation Act (the "Virginia Act") provides, in general, for the indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

          Article VI of the registrant's Restated Articles of Incorporation provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the fullest extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of the registrant itself, by reason of the fact that such person is, or was, a director or officer of the registrant, or is, or was, serving at the request of the registrant as a director, officer, employee, agent or otherwise of another corporation. However, the Virginia Act does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

          Article VI of the registrant's Restated Articles of Incorporation also provides that in every instance, and to the fullest extent, permitted by Virginia corporate law in effect from time to time, the registrant directors and officers (including former directors and officers) shall not be liable to the registrant or its shareholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation of the criminal law.

          The registrant directors and officers are covered by certain policies providing directors' and officers' liability insurance. In general, the insurers are obliged to make payments under these policies only if the registrant may indemnify a director or officer and does not or cannot do so. The policies are issued on a "claims made" basis.

Item 21. Exhibits and Financial Statement Schedules.

          See the "Exhibit Index" following the signature pages hereto.

Item 22. Undertakings.

          (a)   The undersigned registrant hereby undertakes:

                  (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                                  (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                  (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c)   The undersigned registrant hereby undertakes that:

                  (1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of March 2009.

NORFOLK SOUTHERN CORPORATION

By	/s/ Charles W. Moorman
Name: Charles W. Moorman
Title: Chairman, President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Hixon and James A. Squires, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed on this 24th day of March 2009, by the following persons on behalf of Norfolk Southern Corporation and in the capacities indicated.

Signature	Title

/s/ Charles W. Moorman	Chairman, President and Chief Executive Officer
Charles W. Moorman	(Principal Executive Officer)

/s/ James A. Squires	Executive Vice President Finance and Chief Financial Officer
James A. Squires	(Principal Financial Officer)

/s/ Marta R. Stewart	Vice President and Controller
Marta R. Stewart	(Principal Accounting Officer)

/s/ Gerald L. Baliles	Director
Gerald L. Baliles

/s/ Daniel A. Carp	Director
Daniel A. Carp

/s/ Gene R. Carter	Director
Gene R. Carter

/s/ Alston D. Correll	Director
Alston D. Correll

/s/ Landon Hilliard	Director
Landon Hilliard

/s/ Karen N. Horn	Director
Karen N. Horn

/s/ Burton M. Joyce	Director
Burton M. Joyce

/s/ Steven F. Leer	Director
Steven F. Leer

/s/ Michael D. Lockhart	Director
Michael D. Lockhart
/s/ J. Paul Reason	Director
J. Paul Reason

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to Norfolk Southern's Annual Report on Form 10-K filed 5, 2001).

3.2	Amended Bylaws (incorporated by reference to Exhibit 3(ii) to Norfolk Southern 's Current Report on Form 8-K dated January 30, 2009).

4.1

Indenture, dated as of January 15, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on January 20, 2009).

4.2

Purchase Agreement, dated as of January 12, 2009, among Norfolk Southern Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (incorporated herein by reference to Exhibit 10.1 to Norfolk Southern Corporation's Form 8-K filed on January 13, 2009).

4.3

Registration Rights Agreement, dated as of January 15, 2009, among Norfolk Southern Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation's Form 8-K filed on January 20, 2009).

5.1*	Opinion of William A. Galanko, Esq.

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

21	Subsidiaries of the registrant (incorporated herein by reference to Exhibit 21 to Norfolk Southern Corporation's Form 10-K filed on February 18, 2009).

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of William A. Galanko, Esq. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24	Power of Attorney included on signature page hereto.

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Trustee under the Indenture relating to the exchange notes.

99.1*	Form of Letter of Transmittal.

99.2*	Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients.

* Filed herewith.